                                                                   EXHIBIT 10.13

                  PREMIUM PARTNER WEBSITE MARKETING AGREEMENT

This Agreement (the "Agreement") is entered into and effective as of July 1 1999 (the "Effective Date"), by and between MICROSOFT CORPORATION ("Microsoft"), a Washington corporation located at One Microsoft Way, Redmond, WA 98052-6399, and E-STAMP CORPORATION, ("E-Stamp"), a Delaware corporation located at 2855 Campus Drive, Suite 100, San Mateo CA 94403.

                                    RECITALS

     A. E-Stamp has developed technology approved by the United States Postal Service for limited beta testing allowing consumers and businesses to buy United States postage over the Internet and to print purchased postage onto envelopes and other documents created with Microsoft Office and other applications.

     B. Microsoft maintains a Web site for Microsoft Office, the Microsoft Office Update site, containing information and hyperlinks to goods and services useful to consumers and businesses using Microsoft Office applications.

     C. E-Stamp wishes to be identified on the Microsoft Office Update Web site as Microsoft's Premium online Postage Partner, and wishes for Microsoft to display information about E-Stamp and its services on the Office Update Web site, including placing hyperlinks from the Office Update Web site back to E-Stamp's Web site.

NOW, THEREFORE; the parties agree as follows:

                                   AGREEMENT

1.   DEFINITIONS

     1.1. "ACCOUNT MANAGER" means the individual assigned by each of the parties to serve as that party's primary liaison with the other party for purposes of administration of this Agreement during the Term of Promotion.

     1.2. "CONTENT" means any and all text, logos, artwork, graphics, pictures, sounds, video, or other material, in any format whatsoever, supplied by E-Stamp to Microsoft from time to time during the term of this Agreement for purposes of promoting E-Stamp on the Office Site.

     1.3. "E-STAMP COMPETITOR" means any business offering services pursuant to the United States Postal Service's Information Based Indicia Program
          (IBIP) for providing postage via the Internet or other Internet postage-related services substantially similar to those provided by E-Stamp.

     1.4. "HOME PAGE" means the default Web Page displayed upon accessing http://OfficeUpdate.Microsoft.com. or its functional equivalent.

     1.5. "IMPRESSION" means the appearance of text, graphics, or other material on an accessed Web Page.

     1.6. "INTRODUCTORY PAGES" means the Web Pages created by Microsoft and updated from time to time pursuant to this Agreement that are: (i) co-branded with Microsoft and E-Stamp logos, (ii) contain certain Content, (iii) the targets of Quicklinks and Promotions, and (iv) contain prominent hyperlinks to the E-Stamp site on the World Wide Web located at http://www.e-stamp.com, or its functional replacement, all as more fully described in Exhibit A.

     1.7. "LOGS" means the appropriate logs from the Web server(s) on which the Office Update Site are hosted indicating the number of Impressions of the Quicklinks on the Home Page and Product Pages, the Promotion, and the Services Page Listings delivered during a specified time period.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     1.8. "OFFICE SITES" means the group of Web Sites within the Microsoft.com domain which showcase. market, and provide information about Microsoft Office and its component applications, including, by way of example, the Office Update Site.

     1.9. "OFFICE UPDATE SITE" means the Web Site located at http://OfficeUpdate.Microsoft.com or its functional replacement.

     1.10."PRODUCT PAGES" means the Web Pages located on the Office Update
          Site devoted to the software applications of which Microsoft Office is composed, or their functional replacements, current examples of which are welcomeWord.htm and welcomeExcel.htm.

     1.11."PROMOTION" means the display and placement of certain Content, as more fully described in Exhibit A.
                                  ---------

     1.12."PROMOTIONAL IMPRESSION" means an Impression of a Promotion.

     1.13."QUICKLINK IMPRESSION" means an Impression of a Quicklink delivered from the Home Page or the Product Pages.

     1.14."QUICKLINK" means the display and placement of hyperlinked text in a certain region of a Web Page on the Office Update Site linking to an Introductory Page, as more fully described in Exhibit A.
                                                        ---------

     1.15."SERVICES PAGE" means the Web page located at http://OfficeUpdate.Microsoft.com/services.htm or its functional replacement.

     1.16."SERVICES PAGE LISTING" means the display and placement of hyperlinked text in a certain region of the Services page, as more fully described in Exhibit A.
                             ---------

     1.17."SERVICES PAGE LISTING IMPRESSION" means an Impression of a Services
          Page Listing.

     1.18."SPECIFICATIONS" means the specifications, mock-ups, and other material attached as Exhibit A.
                               ---------

     1.19."TERM OF PROMOTION" means the period beginning on the date described in Section
             -------
          2.1 and ending one (1) year thereafter, as may be renewed
          pursuant to Section 9.1.
                      ------- ---

     1.20."WEB PAGE" means a document written in HTML or other industry standard mark-up language made available via the Internet by server software using HTTP to effect data transmission.

     1.21."WEB SITE" means a collection of hyperlinked Web Pages.

2.   MICROSOFT TO PROMOTE E-STAMP ON THE OFFICE UPDATE SITE

     2.1. Commencement of Term of Promotion. The Term of Promotion shall
          ---------------------------------
          commence on the later of (i) August 1, 1999; or (ii) thirty (30) days following the date E-Stamp receives approval from the United States Postal Service to participate in its Information Based Indicia Program
          (IBIP) for providing postage via the Internet; provided, however, that E-Stamp may waive such thirty-day period by providing Microsoft written notice of its desire for the Term of Promotion to commence earlier.

     2.2. Promotion of E-Stamp. During the Term of Promotion, Microsoft shall
          --------------------
          promote E-Stamp by means of Quicklinks on the Home Page and the Product Pages and any other Web Pages created by Microsoft on the Office Sites that contain Quicklinks, and by means of Introductory Pages, the Promotions, and the Services Page Listing created by Microsoft, as described in the

          Specifications, and shall deliver the Impressions described in Exhibit
          B. E-Stamp may request changes to the Specifications to maximize click-through from time to time, and such requests shall be considered by Microsoft's Account Manager in good faith. In promoting E-Stamp during the Term of Promotion, Microsoft shall provide E-Stamp with positioning and editorial content on the Office Sites more favorable than that given to any E-Stamp Competitor. Without limiting the foregoing, Microsoft shall allow E-Stamp to propose editorial content and request editorial topics for the Office Update Site and shall not post editorial content of any E-Stamp Competitor in an area of the Office Update Site other than on pages similar to Introductory Pages that Microsoft may provide to an E-Stamp Competitor.

     2.3. Premium Partner Status. During the Term of Promotion, Microsoft shall
          ----------------------
          (i) treat E-Stamp as a "Premium Partner" with respect to the Office Update Site and (ii) not treat any E-Stamp Competitor as a "Premium Partner" with respect to the Office Update Site. "Premium Partner" status during the Term of Promotion shall be defined exclusively by the provisions of this Section 2.3, as follows:
                                 -----------

          2.3.1.  Press Releases. Microsoft agrees that any mention of E-Stamp
                  --------------
               in press releases and customer communications will refer to E-Stamp as a "Premium Partner."

          2.3.2.  Services Page. Microsoft shall provide E-Stamp with the
                  -------------
               prominent on-line postage position on the Services Pages in accordance with the Specifications and Exhibit B, and shall not
                                                      ---------
               allow any E-Stamp Competitor to occupy the same on-line postage position.

          2.3.3.  Product Pages. Microsoft shall provide E-Stamp with the
                  -------------
               Promotion areas indicated in the Specifications and shall provide the Impressions of such Promotions described on Exhibit B.
                                                               ---------
               Further, Microsoft shall not sell to any E-Stamp Competitor more than [***] percent ([***])% of eligible Impressions on the Product Pages and shall not allow any E-Stamp Competitor to occupy the large Promotion position on the Product Pages as indicated in the Specifications.

          2.3.4.  Home Page. Microsoft shall provide E-Stamp with the largest
                  ---------
               promotional space (as measured in pixel area when displayed), the small promotional space, and a Quicklink on the Home Page in accordance with the Specifications and Exhibit B and shall not
                                                      ---------
               allow any E-Stamp Competitor to occupy any promotional spaces on the Home Page or to have a Quicklink.

          2.3.5.  Enhanced Introductory Pages. Microsoft agrees that the
                  ---------------------------
               Introductory Pages provided to E-Stamp hereunder shall include greater function and/or depth than Introductory Pages provided to any E-Stamp Competitor pages. At such time as E-Stamp develops a wholly software-based solution for on-line postage, E-Stamp shall be allowed to link, market, and otherwise mention that solution as a part of the Content on the Introductory Pages. Microsoft and E-Stamp agree to discuss in good faith the possibilities for integration of E-Stamp's software-only Internet postage service (HTML version) into the Office Update Site once such service is available. Microsoft agrees to offer any opportunities covered in the previous sentence to E-Stamp prior to offering them to any E-Stamp Competitor.

          2.3.6.  Possible Enhancements to Office Update Site. If Microsoft
                  -------------------------------------------
               decides to include on the Office Update Site a Web Page or Pages containing standard postage information ("Postage Information Page(s)"), including by way of example postage rate information, shipping zones, and zip code look-up functionality, and if Microsoft further decides not to create the Postage Information Page(s) itself, it will offer E-Stamp the opportunity to create such co-branded Postage Information Page(s) before offering the opportunity to any E-Stamp Competitor. Microsoft retains complete discretion over whether to include Postage Information Page(s) on the Office Update Sites, and, if so, whether to create the Postage Information Page(s) itself. If Microsoft decides to include an "Office Services"


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

               pull-down menu on the Home Page in accordance with the Specifications, Microsoft shall include E-Stamp on such menu.

          2.3.7.  Additional Opportunities. If Microsoft decides to provide to
                  ------------------------
               an E-Stamp Competitor or other businesses which it deems "Premium Partners" on the Office Update Site other benefits regarding the Office Update Site, Microsoft shall offer such benefits to E-Stamp as well on similar terms.

     2.4. Provision of Content; Links; Most Favored Customer. In order to
          --------------------------------------------------
          facilitate Microsoft's promotion of E-Stamp as provided in Section 2.2, E-Stamp shall provide the Content to Microsoft and shall supplement and update the Content from time to time as requested by Microsoft or as submitted by E-Stamp. Subject to the placement required by Section 2.3 and the Specifications, all Content shall be
                      -----------
          subject to approval by Microsoft prior to inclusion in any Office Site, and the inclusion, placement, type and position of Content, hyperlinks, and other material or elements of any type whatsoever on the Office Sites shall be at Microsoft's reasonable discretion to promptly accept or reject. During the Term of Promotion, E-Stamp shall use reasonable efforts to ensure that all URLs to which Microsoft provides a hyperlink are functional and accessible at all times. Microsoft may test E-Stamp's URLs, and in Microsoft's reasonable discretion may remove any hyperlink that fails to comply with the requirements of this Section 2.4. Microsoft will make commercially
                               ------------
          reasonable attempts to notify E-Stamp of any broken hyperlinks and allow E-Stamp the opportunity to correct the broken hyperlinks before removing them from the Office Sites. E-Stamp shall further ensure that, during the term of this Agreement, E-Stamp will offer to Microsoft customers using E-Stamp customer benefits equal to or better than that which E-Stamp provides to other similarly situated customers of other of its other similarly situated online partners. Without limiting the foregoing, if E-Stamp offers any promotional or special offers through any other similar distribution channels, E-Stamp will offer similar services via the Office Update Site (the "Special Offers"). Any Special Offers made available by E-Stamp will be no less favorable, in any respect, than any special offers funded solely by E-Stamp through any other online distribution channels.

     2.5. Control of Web Sites. Microsoft retains sole right and control over
          --------------------
          the programming, content and conduct of the Office Sites. E-Stamp acknowledges that Microsoft, in its discretion, periodically may make changes to the organization, content, design, and features of the Office Sites. Nothing in this Agreement shall prohibit such changes; nor shall any such changes relieve E-Stamp from its payment obligations under Section 5 of this Agreement; provided, however,
                            ---------
          Microsoft shall provide E-Stamp with advance notice of any change that is, in Microsoft's reasonable discretion, likely to have a material and adverse impact on the promotion of E-Stamp via any Office Site. In the event of such changes, Microsoft shall substitute Web Pages substantially similar to those that were affected by the change and continue to deliver the Impressions listed on Exhibit B.


     2.6. Logs: On-Line Access. Microsoft shall provide weekly reports to E-
          --------------------
          Stamp based on the Logs in the standard format customarily provided to other businesses receiving similar promotion on the Office Sites. Microsoft shall provide E-Stamp with a URL address and password to gain access to an on-line Log reporting site operated by Microsoft. Microsoft shall use commercially reasonable efforts to have the on-line Log reporting site updated at the end of every business day with respect to the prior business day's information, and to provide E-Stamp with 24-hour-per-day and 7-day-per-week access to this reporting site. The information available through the on-line reporting shall be for preliminary reference purposes only and subject to amendment by the reports delivered under this Section 2.6.

     2.7. Account Managers. Each party shall appoint an Account Manager whose
          ----------------
          responsibilities shall include monitoring the performance of obligations under this Agreement. The parties' Account Managers shall have regular communications to review each others' respective performance under this Agreement, and to discuss any proposed changes to Content, Web Pages, and Promotions that are the subject of this Agreement.

     2.8. Impression Shortfall or Overage. Within ten (10) days of the last day
          -------------------------------
          of each quarter during the Term of Promotion, Microsoft shall provide to E-Stamp a full report of the total number of Impressions (separated to show Quicklink Impressions and Service Listing Impressions) delivered by Microsoft to E-Stamp during such quarter.

          2.8.1.  Shortfall. If during any month during the term of this
                  ---------
               Agreement. Microsoft does not provide the total number of Impressions set forth on Exhibit B in Sections B.1 and B.2, then
                                        ---------    ------------     ---
               Microsoft shall, during the next month, deliver the required total number of Impressions set forth in Sections B.1 and B.2, plus the difference between the total number of Impressions in Sections B.1 and B.2 and the number of Impressions delivered in
               ------------     ---
               the month giving rise to the shortfall. If the total number of Impressions delivered in any quarter is less than [****] then Microsoft shall provide E-Stamp with a pro rata reimbursement for fees paid for those Impressions not delivered.

          2.8.2.  Overage. Alternatively, if during any month during the term of
                  -------
               this Agreement the total number of Quicklink Impressions and Service Listing Impressions is greater than [****], E-Stamp shall pay to Microsoft an additional US$50,000 (the "Overage Fee"). Microsoft shall provide E-Stamp with an invoice for all Overage Fees on a quarterly basis. Along with such invoice, Microsoft shall provide a report containing a description of the Overage Fees incurred during that quarter. Any Overage Fee shall be due within thirty (30) days of issuance of the invoice for such Overage Fee.

     2.9. Purchase of Additional Promotional Impressions. If at any time during
          ----------------------------------------------
          the term of this Agreement, Microsoft has an opportunity on the Home Page or Product Pages, or on other Web Pages within the Office Update Site, to make available additional Promotional Impressions, or additional Quicklinks, Microsoft agrees that E-Stamp shall be offered the right to purchase those Impressions or Quicklinks before any right of purchase is offered to any E-Stamp Competitor; provided, however, that E-Stamp's right to purchase under this Section 2.9 shall not
                                                      -----------
          allow E-Stamp to purchase more than [***] percent ([***]%) of total Promotion Impressions for these pages.

3.   LICENSE GRANTS

     3.1. To the extent Content contains or constitutes a trademark, service mark, or other similar intellectual property (a "Mark"), E-Stamp hereby grants to Microsoft a non-exclusive, non-transferable, royalty-free, worldwide right and license to use and display such Mark solely for purposes of inclusion of such Mark on the Office Sites to carry out the intentions of this Agreement.

     3.2. To the extent that Content contains or constitutes copyrightable or copyrighted material, E-Stamp further hereby grants Microsoft a non-exclusive, non-transferable, royalty-free, worldwide right and license to use, copy, publicly perform, reformat, convert, display, and transmit any such Content provided by E-Stamp solely for purposes of inclusion of such Content on the Office Sites to carry out the intentions of this Agreement. In carrying out its obligations under this Agreement, Microsoft shall use the Marks and the Content solely in the manner approved by E-Stamp.

4.   OWNERSHIP

     4.1. Except as licensed to Microsoft under the terms of this Agreement, E-Stamp retains all right, title, and interest in and to the Content and the Marks. Microsoft retains all right, title, and interest in and to the Office Websites and any portion thereof, excluding the Content. Individual customer information collected by either party on its respective Web Sites shall be the sole property of such party and shall not be used by the other party for any reason.


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

5.   PAYMENT TERMS

     5.1. E-Stamp shall pay to Microsoft US$3,000,000 as follows: E-Stamp shall pay to Microsoft US$750,000 within thirty (30) days of the commencement of the Term of Promotion, shall pay to Microsoft US$750,000 on or before ninety (90) days following the commencement of the Term of Promotion; shall pay to Microsoft US$750,000 on or before one hundred and eighty (180) days following the commencement of the Term of Promotion; and shall pay to Microsoft US$750,000 on or before two-hundred and seventy (270) days following the commencement of the Term of Promotion.

6.   CONFIDENTIALITY

     6.1. Each party shall keep confidential and not disclose to any third party the terms of this Agreement and all non-public information, know-how and materials (collectively, "Confidential Information") provided by one party to the other pursuant to this Agreement; provided, however, that either party may disclose the terms of this Agreement (i) in confidence to its immediate legal and financial consultants and advisors as required in the ordinary course of such party's business, or (ii) as necessary to comply with applicable law or stock exchange rules, pursuant to the good faith advice of legal counsel (provided that with respect to disclosures to be made in a court or regulatory proceeding, the disclosing party shall give notice of such process or requirement and give the other party the opportunity to file for a protective order). Each party agrees to use any Confidential Information provided to it only in its performance hereunder.

     6.2. All tangible materials containing Confidential Information ("Confidential Materials"), including without limitation documents, tapes, computer disks and other fixed storage devices (whether or not machine or user readable), are the property of the party making disclosure of the Confidential Information contained therein. Upon expiration or earlier termination of this Agreement, Confidential Materials (and all copies thereof) belonging to one party in the other party's possession must be returned or destroyed, at the option of its owner. If Confidential Materials are destroyed, a certificate of destruction must be provided promptly upon request to their owner.

7.  WARRANTIES

     7.1. E-Stamp Warranties. E-Stamp represents, warrants, and covenants that:
          ------------------

          7.1.1. E-Stamp has the power and authority to enter into and perform its obligations under this Agreement; and,

          7.1.2. The Content provided by E-Stamp hereunder is provided in compliance with applicable laws and shall not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party.

     7.2. Microsoft Warranties. Microsoft represents, warrants, and covenants
          --------------------
          that:

          7.2.1. Microsoft has the power and authority to enter into and perform its obligations under this Agreement; and,

          7.2.2. The Office Sites provided by Microsoft hereunder are provided in compliance with applicable laws and shall not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party.

8.   INDEMNITY

     8.1. Indemnification by E-Stamp. E-Stamp agrees to indemnify, defend, and
          --------------------------
          hold Microsoft and Microsoft's affiliates, successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses (including reasonable attorneys' fees) and damages arising out of or in connection with any claim made by a third party which, if true, would be a breach by E-Stamp of its obligations under Section 7 or of any warranty set forth
                                         ---------
          in this Agreement. E-Stamp may request that any or all allegedly infringing Content be removed from the Office Sites at its sole discretion, and, upon receipt of such request, Microsoft shall use commercially reasonable efforts to remove such Content as soon as possible.

     8.2. Indemnification by Microsoft. Microsoft agrees to indemnify, defend,
          ----------------------------
          and hold E-Stamp and E-Stamp's successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses (including reasonable attorneys'
          fees) and damages arising out of or in connection with any claim made by a third party which, if true, would be a breach by Microsoft of its obligations under Section 7 or of any warranty set forth in this
                            ---------
          Agreement.


     8.3. Mechanics of Indemnification: Removal of Alleged Infringing Content.
          ----------------------------
          In connection with any claim or action described in this Section 8,
                                                                   ---------
          the party seeking indemnification (i) shall give the indemnifying party prompt written notice of the claim, (ii) shall cooperate with the indemnifying party (at the indemnifying party's expense) in connection with the defense and settlement of the claim, and (iii) shall permit the indemnifying party to control the defense and settlement of the claim, provided that the indemnifying party may not settle the claim without the indemnified party's prior written consent (which shall not be unreasonably withheld). Further, the indemnified party (at its cost) may participate in the defense and settlement of the claim. In the event that Microsoft receives a claim of infringement alleging a breach of E-Stamp's obligations under Section
                                                                        -------
          7, Microsoft may, in addition to any other remedies provided for
          -
          herein, immediately remove any or all allegedly infringing Content from the Office Sites or any other Microsoft site at its sole discretion, pending receipt from E-Stamp of a non-infringing replacement link or satisfactory resolution of the claim. Any such removal shall not constitute a breach of this Agreement.

9.   TERM AND TERMINATION

     9.1. Term. The term of this Agreement shall commence as of the Effective
          ----
          Date and shall remain in effect until the end of the Term of Promotion, at which point the Agreement shall automatically renew, subject to the agreement of the parties on modified payment terms and number of Impressions. Microsoft agrees to negotiate in good faith with E-Stamp to effect such renewal prior to negotiating with any E-Stamp Competitor or any other third party for the provision of similar services.

     9.2. Termination without Cause. At any time ninety (90) days after the Effective Date or later, either party may notify the other of its intent to terminate this Agreement in such party's sole discretion (i.e., for convenience). The effective date of such termination shall be the date that is sixty (60) days from the date that the non-terminating party receives written notice of termination from the terminating party in accordance with the provisions of Section 11.1.
                                                                 ------------

     9.3. Termination for Cause. Either party may suspend performance and/or
          ---------------------
          terminate this Agreement immediately upon written notice at any time in the event of an assignment pursuant to Section 11.6.1, or if the
                                                    --------------
          other party is in material breach of any material warranty, term, condition or covenant of this Agreement, and fails to cure that breach within thirty (30) days after written notice thereof.

     9.4. Effect of Termination. Neither party shall be liable to the other for
          ---------------------
          damages of any sort resulting solely from terminating this Agreement in accordance with its terms; provided, however, that (a) if E-Stamp terminates under Section 9.3 for a material breach by Microsoft of the
                           -----------
          Agreement, or (b) if Microsoft terminates under Section 9.2, or (c) if
                                                          -----------
          Microsoft terminates under Section 9.3 because of an assignment by E-
                                     -----------
          Stamp as described in Section 11.6.1, E-Stamp shall be entitled to a
                                --------------
          pro rata reimbursement of fees paid to Microsoft hereunder. Except as provided in this Section 9.4,
                           -----------

          Section 2.8.1 or Section 11.6.1, E-Stamp shall not be entitled to any
          -------------    --------------
          reimbursement of fees paid or any reduction in fees owed to Microsoft. The parties agree that any portion of fees paid to Microsoft that Microsoft retains pursuant to the previous sentence is fair and reasonable in connection with the transactions contemplated in this Agreement, and that actual damages in such case would be difficult, if not impossible, to assess. Termination of this Agreement shall not affect any other agreement between the parties, nor shall it affect the obligation of E-Stamp to pay Microsoft any amounts that become due on or before the effective date of termination.

10.  LIMITATION OF LIABILITIES

     10.1.IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL.
          INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS. BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT, EVEN IN THE EVENT OF FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT OR BREACH OF WARRANTY AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.  GENERAL PROVISIONS

     11.1.Notices. All notices and requests in connection with this Agreement shall be deemed given as of the date they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

          TO E-STAMP:                                 TO MICROSOFT:

          E-Stamp                                     Microsoft Corporation
          2855 Campus Drive, Ste. 100                 One Microsoft Way
          San Mateo, CA 94403                         Redmond, WA 98052-6399
          Attention: Robert Ewald, President & CEO    Attention: Group Manager - Office Update
          Phone: (650) 554-8454                       Phone: (425) 882-8080
          Fax: (650) 554-8455                         Fax: (425) 936-7329
          Copy to: Legal                              Copy to: Legal

          or to such other address as a party may designate pursuant to this notice provision.

     11.2.Press Releases. The parties agree to issue a press release concerning
          --------------
          their relationship within ten (10) days of the Effective Date. The content of this press release shall be mutually agreed upon by the parties prior to release. Neither party shall issue any press release or make any public announcement relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party, which consent shall not be unreasonably withheld.

     11.3.Independent Parties. Nothing in this Agreement shall be construed as
          -------------------
          creating an employer-employee relationship, a partnership, or a joint venture between the parties. All persons employed by a party hereto in the performance of services hereunder shall be under the sole and exclusive direction and control of such party, and for no purpose shall they be considered the employees of the other party. Each party shall remain an independent contractor and shall be responsible for and shall promptly pay all federal, state and local taxes, chargeable or assessed with respect to its employees, including but not limited to social security, unemployment, federal and state withholding, and all other assessed taxes.

     11.4.Governing Law. The laws of the State of Washington shall govern this
          -------------
          Agreement. Each party hereto shall comply, during the Term and at its own expense, with all applicable federal, state and local laws, rules and regulations which may be applicable to such party. Venue shall be exclusively in King County, Washington.

     11.5.Attorneys' Fees. In any action or suit to enforce any right or remedy
          ---------------
          under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

     11.6.Assignment. This Agreement shall be binding upon and inure to the
          ----------
          benefit of each party's respective successors and lawful assigns; provided, however, that neither party may assign its rights under this Agreement, in whole or in part, to any third party without the prior written approval of the other party. The parties acknowledge that an initial public offering of stock by E-Stamp shall not constitute an assignment under this Section 11.6.
                                ------------

          11.6.1. Either party may, however, assign this Agreement (a) by operation of law through a merger or consolidation, or (b) to the purchaser of all or substantially all of such party's business or assets to which this Agreement relates, and may assign this Agreement to one of its majority-owned or controlled subsidiaries if such subsidiary agrees in writing to be bound hereby; provided, however, that in the event of such assignment by E-Stamp under this Section 11.6.1 (y) E-
                                                          --------------
                    Stamp shall remain liable for all of its obligations hereunder notwithstanding the foregoing and (z) Microsoft shall have the right to terminate this Agreement with cause under Section 9.3.
                          -----------

     11.7.Force Majeure. Neither party shall be liable to the other under this
          -------------
          Agreement for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from any cause(s) beyond such party's reasonable control, including by way of example labor disputes, strikes, acts of nature, floods, fire, lightning, utility or communications failures, earthquakes, vandalism, war, acts of terrorism, riots, insurrections, embargoes, or laws, regulations or orders of any governmental entity. Notwithstanding the foregoing, the parties shall exercise due diligence to resume performance hereunder as soon as commercially possible.

     11.8.Construction. If for any reason a court of competent jurisdiction
          ------------
          finds any of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision. The parties and their respective counsel have negotiated this Agreement.

     11.9.Headings. The headings used in this Agreement shall be for the
          --------
          convenience of the parties only and shall not be considered in interpreting or applying the provisions of this Agreement.

     11.10.  Additional Documents. The parties agree to execute such additional
             --------------------
          documents as may be necessary or desirable for the other party to enforce its rights hereunder or otherwise to effectuate the purposes of this Agreement.

     11.11.  Execution in Counterparts. This Agreement may be executed in any
             -------------------------
          number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     11.12.  Entire Agreement. This Agreement shall not be effective until
             ----------------
          signed by both parties. This Agreement, including the Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. In the event of any inconsistencies between the Agreement and the Exhibits attached hereto, the Agreement shall control. This Agreement may not be modified except by a written agreement signed on behalf of E-Stamp and Microsoft by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the dates written below.

MICROSOFT CORPORATION                            E-STAMP, INC.

By: /s/ Jeff Olund                               By: /s/ Robert H. Ewald

Name (print): Jeff Olund                         Name (print): ROBERT H. EWALD

Title: Director                                  Title: PRES. & CEO

Date: 7/14/98                                    Date: 7/8/99

                                   EXHIBIT A

                                 SPECIFICATIONS

Home Page and Product Pages
---------------------------

The site home page is expected to be substantially similar to the following mock-up:

                                [CHART OMITTED]

The large and small promotional areas, and the quicklinks area on the home page are indicated above.

The Product Pages will follow the same basic layout, and have the same promotional and quicklink areas.

Services Page
-------------

The Services Page is expected to be substantially similar to the following mock-up:

                                [CHART OMITTED]

The Services Page Listing is indicated above.

                                   EXHIBIT B

                                  IMPRESSIONS

B.1. IMPRESSIONS OF QUICKLINKS AND PROMOTIONS

     B.1.1. [***] Impressions per month delivered from the Home Page, the Product Pages, or any combination of these pages. As part of this [***] Impressions, Microsoft shall provide:

               B.1.1.1. [***] QuickLink Impressions per month delivered from the Home Page, the Product Pages, or any combination of these pages.

               B.1.1.2. [***] Promotion Impressions per month delivered from the Home Page.

               B.1.1.3. [***] Promotion Impressions per month delivered from the Product Pages.

B.2. IMPRESSIONS OF SERVICES LISTINGS

     B.2.1.  [***] Impressions per month delivered from the Services Page.

     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.